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                                                                      Exhibit 11

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
(Amounts in thousands except per share data)

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                                                                      For the Three Months Ended March 31,
                                                                         2003                    2002
                                                                      ------------          --------------
Numerator:
Numerator for basic earnings per share-income available to common
 shareholders                                                         $     24,617          $       20,198
Less adjustment for income from discontinued operations                    (10,343)                 (1,446)
                                                                      ------------          --------------
Numerator for basic earnings per share from continuing operations           14,274                  18,752
Effect of dilutive securities:
 Minority interests in income convertible into common shares                   581                     799
                                                                      ------------          --------------
Numerator for diluted earnings per share from continuing operations   $     14,855          $       19,551
                                                                      ============          ==============

Denominator:
 Denominator for basic earnings per share - weighted average
  shares                                                                    45,940                  45,835
 Effect of dilutive securities:
  Weighted average convertible operating company units                       1,195                   1,640
  Stock options                                                                215                     375
                                                                      ------------          --------------
 Dilutive potential common shares                                            1,410                   2,015
                                                                      ------------          --------------
 Denominator for diluted earnings per share-adjusted for
  weighted average shares and assumed conversion                            47,350                  47,850
                                                                      ============          ==============

 Basic earnings per share from continuing operations                  $       0.31          $         0.41

 Basic earnings per share from discontinued operations                         .23                     .03
                                                                      ------------          --------------
 Basic earnings per share                                             $       0.54          $         0.44
                                                                      ============          ==============

 Diluted earnings per share from continuing operations                $       0.31          $         0.41

 Diluted earnings per share from discontinued operations                       .22                     .03
                                                                      ------------          --------------
 Diluted earnings per share                                           $       0.53          $         0.44
                                                                      ============          ==============
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